UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 22, 2006

ORION ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15579	84-0348444
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

307 South Main Street
Pratt, Kansas 67124
(Address of Principal Executive Offices)

(620) 672-2814
Registrant’s Telephone Number, Including Area Code:

RTO Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective November 22, 2006, Orion Ethanol, Inc. (the “Registrant”) has, as part of an effort to better align the duties and responsibilities of its executive officers with the requirements of its business, reassigned Richard Jarboe, its current Chief Operating Officer. Mr. Jarboe will now serve as an advisor to the Registrant in connection with the Registrant’s ethanol production plant site engineering and development. As a result of the foregoing, the position of Chief Operating Officer of the Registrant is eliminated and the prior duties of the office will be reassigned to the other executive officers of the Registrant.

Item 9.01.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Ethanol, Inc.

Date: November 28, 2006

/s/ Lane Hamm
Lane Hamm
Chief Financial Officer